Exhibit 4.4(a)

WARRANT

THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF HAVE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

W-*

WARRANT TO PURCHASE SHARES OF CAPITAL STOCK

of

SURGIQUEST, INC.

Void after July 24, 2016

This certifies that, for value received, * (“Holder”) is entitled, subject to the terms set forth below, to purchase from SurgiQuest, Inc., a Delaware corporation (the “Company”), Exercise Shares (as such term is defined below), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise in form attached hereto as Appendix I (the “Notice of Exercise”) duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price (as such term is defined below). The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

This Warrant is issued in connection with the transactions described in that certain Note and Warrant Purchase Agreement, dated as of July 24, 2009 by and among the Company and the Holder (the “Note and Warrant Purchase Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Note and Warrant Purchase Agreement.

1.                                      Certain Definitions. The following terms (except as otherwise expressly provided) shall have the respective meanings specified below. The terms defined in this Section 1 include the plural as well as the singular.

“Exercise Price” means: (a) with respect to shares of Next Equity Securities into which this Warrant is exercised pursuant to Section 3(a), the price per share of the Next Equity Securities sold in the Qualified Financing (as may be adjusted pursuant to Section 9 hereof); and (b) with respect to shares of Series B Preferred Stock into which this Warrant is exercised pursuant to Section 3(b), $5.03 per share (as may be adjusted pursuant to Section 9 hereof).

“Exercise Shares” means: (a) if this Warrant is exercised pursuant to Section 3(a) hereto, Next Equity Shares, or (b) if this Warrant is exercised pursuant to Section 3(b) hereto, Series B Preferred Stock.

“Maturity Date” shall have the meaning given in the Note.

“Next Equity Securities” shall have the meaning given in the Note.

“Note” means the Convertible Promissory Note issued on or around the date hereof by the Company to the Holder pursuant to the Note and Warrant Purchase Agreement.

“Note Amount” means the aggregate amount of all Advances made pursuant to the Note.

“Qualified Financing” shall have the meaning given in the Note.

2.                                      Exercise Period. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part and from time to time, during the term commencing on the date of issuance hereof and ending on the earlier of (a) the date on which the Holder receives the Liquidation Premium (as such term is defined in the Note) in connection with a Liquidation Transaction and (b) seven (7) years from the date of issuance hereof (the earliest such date, the “Expiration Date”); provided that Holder may not exercise this warrant during the Irrevocability Period (as such term is defined in the Note).

3.                                      Number and Class of Shares. This Warrant grants the Holder the right to purchase, at the Exercise Price:

(a)                                 if the Company has closed a Qualified Financing at the time of exercise, a number of shares of Next Equity Securities equal to the product of (i) the Note Amount multiplied by (ii) thirty percent (30%) and divided by (iii) the Exercise Price; or

(b)                                 if the Company has not closed a Qualified Financing at the time of exercise, a number of shares of Series B Preferred Stock equal to the product of (i) the Note Amount multiplied by (ii) thirty percent (30%) and divided by (iii) the Exercise Price.

4.                                      Exercise of Warrant.

(a)                                 The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, prior to the Expiration Date by the surrender of this Warrant and the Notice of Exercise, duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the purchase price of the Exercise Shares to be purchased.

(b)                                 Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant for cash or cancellation of indebtedness or other obligations, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y(A-B)

A

Where:                                                                                                         X = the number of Exercise Shares to be issued to the Holder

Y = the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A = the fair market value of one share of the Exercise Shares (at the date of such calculation)

B = Exercise Price

For purposes of the above calculation, fair market value of one share of the Exercise Shares shall be determined in good faith by the Company’s Board of Directors; provided, however, that where there exists a public market for the Exercise Shares at the time of such exercise, the fair market value per share shall be the per-share average of the closing bid and asked prices of the Exercise Shares quoted in the Over-The-Counter Market Summary or the last reported per-share sale price of Exercise Shares or the per-share closing price quoted on any exchange on which the Exercise Shares are listed, whichever is applicable, as published in the Wall Street Journal, Eastern Edition, for the five (5) trading days prior to the date of determination of fair market value.

(c)                                  If not sooner expired, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Person entitled to receive the Exercise Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) Business Days thereafter, the Company at its expense shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of Exercise Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

5.                                      No Fractional Shares. The Company shall not be required to issue fractions of Exercise Shares upon exercise of this Warrant. If any fractions of a share would, but for this Section 5, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to the same fraction of the per share Exercise Price.

6.                                      Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor and amount.

7.                                      Rights of Stockholders. This Warrant shall not entitle its Holder to any of the rights of a stockholder of the Company.

8.                                      Stock Fully Paid. All of the Exercise Shares issuable upon the exercise of this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable with no personal liability attaching to the ownership thereof, and free and clear of all taxes, liens, encumbrances and charges with respect to the issue thereof.

9.                                      Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events (each, an “Adjustment Event”), as follows:

(a)                                 Adjustments for Subdivisions of Stock. If the number of Exercise Shares outstanding at any time is increased by a stock dividend payable in Exercise Shares or by a subdivision or split up of stock, then the Exercise Price then in effect shall, concurrently with the effectiveness of such dividend, subdivision or split up, be proportionately decreased and the number of Exercise Shares issuable upon exercise of this Warrant shall be increased in proportion to such increase of outstanding Exercise Shares.

(b)                                 Adjustments for Combinations of Stock. If the number of Exercise Shares outstanding at any time is decreased by a combination of the outstanding Exercise Shares, then the Exercise Price then in effect shall, concurrently with the effectiveness of such combination, be proportionately increased and the number of Exercise Shares issuable upon exercise of this Warrant shall be decreased in proportion to such decrease in outstanding Exercise Shares.

(c)                                  Adjustments for Stock Dividends and Other Distributions. In the event the Company at any time or from time to time makes or fixes a record date for the determination of holders of Exercise Shares entitled to receive any distribution (excluding any repurchases of securities by the Company not made on a pro rata basis from all holders of any class of the Company securities) payable in property or in securities of the Company other than Equity Shares, then and in each such event this Warrant shall represent the right to acquire, in addition to the number of Exercise Shares receivable upon the exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such property or securities of the Company other than Equity Shares that the Holder would have received with respect to such distribution had it been the holder of record of the Exercise Shares on such record date and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such property or securities of the Company other than Equity Shares during such period.

(d)                                 Adjustments for Reclassification, Exchange and Substitution. If the Exercise Shares issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above) this Warrant shall thereafter be exercisable into, in lieu of the number of Exercise Shares which the Holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of Exercise Shares that would have been subject to receipt by the Holder upon exercise of this Warrant immediately before that change. In addition, to the extent applicable in any reorganization or recapitalization, provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Exercise Shares deliverable upon exercise would have been entitled on such reorganization or recapitalization.

10.                               Liquidation Transaction. If at any time prior to the Expiration Date there shall occur a Liquidation Transaction, then, effective as of the consummation of such Liquidation Transaction, unless the Holder has received the Liquidation Premium, this Warrant shall automatically be deemed to be exercised in full in the manner set forth in Section 4(b), without any further action on behalf of the Holder immediately prior to such consummation of such Liquidation Transaction, unless the contractual obligations under this Warrant are expressly assumed by the successor or surviving entity in connection with the Liquidation Transaction. In the event this Warrant is so assumed, the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or other securities of the successor or surviving entity resulting from such Liquidation Transaction as is provided for in the operative documents governing the Liquidation Transaction.

11.                               Notice of Certain Events. In the event of an Adjustment Event or a Liquidation Transaction (each, a “Notice Event”), the Company shall deliver to the Holder, at least ten (10) days prior to the expected effective date of such Notice Event, a notice in accordance with Section 5.6 of the Note and Warrant Purchase Agreement stating the dates as of which such Notice Event is expected to become effective.

12.                               Amendments; Waivers.

(a)                                 Any term of this Warrant may be amended in accordance with Section 5.10 of the Note and Warrant Purchase Agreement.

(b)                                 No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13.                               Miscellaneous.

(a)                                 Governing Law. This Warrant shall be governed by and construed according to the laws of the State of Delaware without regard to its conflicts of law principles.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of July 24, 2009.

SURGIQUEST, INC.

By
Name: Kourosh Azarbarzin
Title: President and Chief Executive Officer

APPENDIX I

NOTICE OF EXERCISE

TO:                           SurgiQuest, Inc.

12 Cascade Blvd

Orange, CT 06477

Attention: CEO

Alternatives: Choose either 1(a) or 1(b).

1(a).                       The undersigned hereby elects to purchase                      (leave blank if you choose alternative No. 1(b) below) Exercise Shares pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

1(b).                       In lieu of exercising the attached Warrant for cash or check, the undersigned hereby elects to effect the net issuance provision of Section 4(b) of this Warrant and receive                       (leave blank if you choose Alternative No. 1(a) above) Exercise Shares pursuant to the terms of this Warrant. (Initial here if the undersigned elects this alternative).                       .

2.                                      Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

3.                                      The undersigned hereby represents and warrants that the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares except pursuant to a registration or exemption.

By:

Name:
(please print)

Title:

Date: